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                                                                       EXHIBIT 2
                                FIRST AMENDMENT

                                       TO

                                RIGHTS AGREEMENT


         THIS FIRST AMENDMENT TO RIGHTS AGREEMENT dated as of October 21, 1997 (this "Amendment"), between Camco International Inc., a Delaware corporation (the "Company"), and First Chicago Trust Company of New York (the "Rights Agent").
         WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement dated as of December 15, 1994 (the "Rights Agreement");
         WHEREAS, the Board of Directors of the Company deems it advisable that the Rights Agreement be amended to adjust the Purchase Price as defined in the Rights Agreement; and
         WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement, pursuant to Section 27 of the Rights Agreement, as set forth in this Amendment.
         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereby agree as follows:

         Section 1.       Amendment to Section 7(b) of the Rights Agreement.
Section 7(b) of the Rights Agreement is hereby amended in its entirety to read as follows:

                 (b) The Purchase Price for each Common Share pursuant to the exercise of a Right shall be $250.00, and shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof, and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

         Section 2. Amendment to Exhibit A of the Rights Agreement. The first paragraph of the "Form of Right Certificate" attached as Exhibit A to the Rights




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Agreement is hereby amended by deleting the reference to the dollar amount of the Purchase Price designated therein as "$65.00" and replacing it with "$250.00."
         Section 3. Amendment to Exhibit B of the Rights Agreement. The first paragraph of the "Summary of Rights to Purchase Common Shares" as Exhibit B to the Rights Agreement is hereby amended by deleting the reference to the dollar amount of the Purchase Price designated therein as "$65.00" and replacing it with "$250.00."
         Section 4. Definitions. Capitalized terms used herein that are not otherwise defined shall have the meaning ascribed to them in the Rights Agreement.
         Section 5. Effect of Amendment. Except as expressly modified herein, the Rights Agreement shall remain in full force and effect.
         Section 6. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding the foregoing, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company, with the concurrence of the majority of the Disinterested Directors then in office, determines in its good faith judgment that severing the invalid language from this Amendment would materially and adversely affect the purpose and effect of this Amendment or the Rights Agreement, the right of redemption set forth in
Section 23 of the Rights Agreement shall be reinstated and shall not expire until the Close of Business on the 10th day following the date of such determination by the Board of Directors.





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         Section 7.       Governing Law.  This Amendment, the Rights Agreement
and each Right Certificate issued thereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.
         Section 8. Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
         Section 9. Counterparts. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.





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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

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

Attest:                                                    CAMCO INTERNATIONAL INC.



By:           /s/ RONALD R. RANDALL                        By:                  /s/ GARY D. NICHOLSON
    ------------------------------------------------           ----------------------------------------------------------

Name:             Ronald R. Randall                        Name:                    Gary D. Nicholson
      ----------------------------------------------             --------------------------------------------------------

Title:               Secretary                             Title:                   President and CEO
       ---------------------------------------------              -------------------------------------------------------




Attest:                                                    FIRST CHICAGO TRUST COMPANY
                                                             OF NEW YORK



By:            /s/ GERARD J. O'LEARY                       By:                  /s/ JAMES KUZMICH
    ------------------------------------------------           ----------------------------------------------------------

Name:              Gerard J. O'Leary                       Name:                    James Kuzmich
      ----------------------------------------------             --------------------------------------------------------

Title:              Vice President                         Title:                Asst. Vice President
       ---------------------------------------------              -------------------------------------------------------
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